UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2009

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204 N. Andover, MA		01845
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 557-1001

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.           Other Events.

On January 27, 2009, Andover Medical, Inc. (the “Company”) was notified by attorneys for Lowell Fisher that he had resigned, effective immediately, as interim CEO of Medical Solutions Management, Inc. (“MSMT”).  The reasons stated were Mr. Fisher’s wife’s recent death and “his awareness of an ongoing federal investigation that involves MSMT.”

In addition, on January 28, 2009, Shad Stastney resigned from the Board of Directors of MSMT, effective immediately.

As described in a Registration Statement on Form S-4 filed by MSMT with the SEC, but not declared effective, Andover intended to sell its operating subsidiaries to MSMT in exchange for MSMT stock in a combined entity with the operating subsidiaries of Certified Diabetic Services, Inc. (“CDIP”).  The Company had no prior warning of an ongoing federal investigation involving MSMT.

The Company has not yet had discussions with CDIP, nor with its bankers, as to possibly restructuring the proposed transaction.  In any event, because of the delays involved in the MSMT merger transaction and the significant costs involved, the Company requires interim financing during the near term.  In view of current market conditions there can be no assurance the Company will be able to obtain such funds on acceptable terms, if at all.

Item 9.01.           Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2009	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer